LSI CORPORATION
EMPLOYEE STOCK PURCHASE PLAN
As Amended May 15, 2013

1. PURPOSE. The purpose of the Plan is to provide employees of the Company and its Designated Subsidiaries with an opportunity to purchase Common Stock of the Company.  The Plan has a Code Section 423(b) Component and an International Component.  The Code Section 423(b) Component is set forth in this document and is intended to qualify as an “employee stock purchase plan” under Section 423 of the Code.  The International Component may, but is not required to, qualify as an “employee stock purchase plan” under Section 423 of the Code.

2. DEFINITIONS.

(a) “Board” means the Board of Directors of the Company, or to the extent authorized by the Board, a Committee of the Board.

(b) “Change in Control” means the occurrence of any of the following events:

(i)
A change in the ownership of the Company which occurs on the date that any one person, or more than one person acting as a group (“Person”), acquires ownership of the stock of the Company that, together with the stock held by such Person, constitutes more than 50% of the total voting power of the stock of the Company; provided, however, that for purposes of this subsection, the acquisition of additional stock by any one Person, who is considered to own more than 50% of the total voting power of the stock of the Company will not be considered a Change in Control; or

(ii)
A change in the effective control of the Company which occurs on the date that a majority of the members of the Board is replaced during any 12-month period by members of the Board whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election.  For purposes of this clause, if any Person is considered to be in effective control of the Company, the acquisition of additional control of the Company by the same Person will not be considered a Change in Control; or

(iii)
A change in the ownership of a substantial portion of the Company’s assets which occurs on the date that any Person acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than 50% of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions; provided, however, that for purposes of this subsection, the following will not constitute a change in the ownership of a substantial portion of the

Company’s assets: (A) a transfer to an entity that is controlled by the Company’s stockholders immediately after the transfer, or (B) a transfer of assets by the Company to: (1) a stockholder of the Company (immediately before the asset transfer) in exchange for or with respect to the Company’s stock, (2) an entity, 50% or more of the total value or voting power of which is owned, directly or indirectly, by the Company, (3) a Person, that owns, directly or indirectly, 50% or more of the total value or voting power of all the outstanding stock of the Company, or (4) an entity, at least 50% of the total value or voting power of which is owned, directly or indirectly, by a Person described in subsection (iii)(B)(3).  For purposes of this subsection, gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

For purposes of this definition, persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company.

(c) “Code” means the Internal Revenue Code of 1986.

(d) “Code Section 423(b) Component” means an employee stock purchase plan which is designed to meet the requirements set forth in Section 423(b) of the Code.  The provisions of the Code Section 423(b) Component shall be construed, administered and enforced in accordance with Section 423(b) of the Code.

(e) “Common Stock” means the common stock of the Company.

(f) “Company” means LSI Corporation.

(g) “Compensation” means all regular and recurring straight time earnings, payments for overtime, shift premium, incentive compensation, incentive payments, bonuses, commissions, but exclusive of other compensation.

(h) “Designated Subsidiary” means any Subsidiary which has been designated by the Board from time to time in its sole discretion as eligible to participate in the Plan.

(i) “Employee” means any individual who is an employee of an Employer for tax purposes and, for purposes of participation in the Code Section 423(b) Component, whose customary employment with the Employer is at least 20 hours per week and more than five months in a calendar year. For purposes of the Plan, the employment relationship will be treated as continuing intact while the individual is on sick leave or other leave of absence approved in writing by the Employer.  Further, the employment relationship will be treated as continuing intact during the remainder of an Offering Period in which the individual is transferred, as described in Section 11, from the Company to a Subsidiary of the Company or from a Designated Subsidiary to the Company.  Unless otherwise determined by the Board, where the period of leave exceeds three

(3) months and the individual’s right to reemployment is not guaranteed either by statute or by contract, the employment relationship shall be deemed to have terminated three (3) months and one (1) day following the start of such leave. The term “Employee” shall not include any independent contractors providing services to the Employer, regardless of the length of such service.

(j) “Employer” means the Company or any of its Designated Subsidiaries.

(k) “Enrollment Date” means the first day of each Offering Period, unless otherwise determined by the Board.

(l) “Exercise Date” means May 14 and November 14 of each year.

(m) “Fair Market Value” means, as of any date, the value of a share of Common Stock determined as follows:

(i)
If the Common Stock is listed on any established stock exchange or a national market system, its Fair Market Value shall be the closing sale price for such stock as quoted on such exchange or system for such date (or, if no closing sale price was reported for that date, on the most recent Trading Day prior to such date for which such closing sale price was reported), as reported by The Wall Street Journal or such other source as the Board deems reliable;

(ii)
If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean of the closing bid and asked prices for the Common Stock on such date (or if no bids and asks were reported for such date, as applicable, on the most recent Trading Day prior to such date for which such bids and asks were reported), as reported by The Wall Street Journal or such other source as the Board deems reliable; or

(iii)	In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Board.

(n) “International Component” means an employee stock purchase plan which may, but is not required to, meet the requirements set forth in Section 423(b) of the Code.  The terms of the International Component are set forth in this document, the International Employee Stock Purchase Plan, and any other applicable Sub-Plan.

(o) “Offering” means an offer under this Plan of an option that may be exercised during an Offering Period as further described in Section 4.  For purposes of this Plan, unless the Board determines otherwise, the employees participating in the International Component will participate in a separate Offering from the Offering in which other Employees participate, even if the dates of the applicable Offering Period of each such Offering are identical.

In addition, for purposes of this Plan, if the Board so determines, the Board may further designate additional separate Offerings under the Plan and/or any Sub-Plan in which Employees of one or more Employers will participate, even if the dates of the applicable Offering Period of each such Offering are identical.

(p) “Offering Period” means a period of approximately 12 months during which an option granted pursuant to the Plan may be exercised as further described in Section 4.  The duration and timing of Offering Periods may be changed pursuant to Sections 4 and 20 of this Plan; except that no Offering Period may exceed a period of 27 months.

(q) “Plan” means this LSI Corporation Employee Stock Purchase Plan, which includes the Code Section 423(b) Component and the International Component.

(r) “Purchase Period” means the approximately six-month period commencing on the day following one Exercise Date and ending with the next Exercise Date, except that the first Purchase Period of any Offering Period will commence on the Enrollment Date and end on the next Exercise Date.

(s) “Purchase Price” means 85% of the Fair Market Value of a share of Common Stock on the Enrollment Date or on the Exercise Date, whichever is lower; provided, however, that unless otherwise directed by the Board, if the Fair Market Value of a share of Common Stock on the date on which additional shares of Common Stock (the “New Shares”) are authorized for issuance hereunder by the Company’s stockholders (the “Authorization Date”) is higher than the Fair Market Value of a share of Common Stock on the Enrollment Date of any outstanding Offering Period that commenced prior to the Authorization Date, the Purchase Price for only New Shares to be issued on any remaining Exercise Date of any Offering Period in effect on the Authorization Date shall be 85% of the Fair Market Value of a share of Common Stock on the Authorization Date or on the Exercise Date, whichever is lower. The Purchase Price may be adjusted by the Board pursuant to Sections 19 and 20.

(t) “Reserves” means the number of shares of Common Stock covered by all options under the Plan which have not yet been exercised and the number of shares of Common Stock that have been authorized for issuance under the Plan but not yet placed under option.

(u) “Subsidiary” means any corporation in an unbroken chain of corporations beginning with the Company as the corporation at the top of the chain, but only if each of the corporations below the Company (other than the last corporation in the unbroken chain) then owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

(v) “Sub-Plan” means the International Employee Stock Purchase Plan or any other sub-plan established in accordance with Section 25(b).

(w) “Trading Day” means a day on which national stock exchanges are open for trading.

3. ELIGIBILITY.

(a) Any Employee shall be eligible to participate in the Plan, subject to the requirements of Section 5 and, for Employees participating in the Code Section 423(b) Component, the limitations imposed by Section 423(b) of the Code.  An Employee of a Designated Subsidiary that is not a Designated Non-U.S. Affiliate for purposes of a Sub-Plan shall participate in the Code Section 423(b) Component.  An Employee of a Designated Subsidiary that is also a Designated Non-U.S. Affiliate under the Sub-Plan shall participate in the International Component.  Employees who are located outside the U.S. may be excluded from the Plan if their participation is prohibited under the laws of the applicable jurisdiction or if complying with the laws of the applicable jurisdiction would cause the Code Section 423(b) Component to violate Section 423 of the Code.

(b) Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan (i) to the extent that, immediately after the grant, such Employee (or any other person whose stock ownership would be attributed to such Employee pursuant to Section 424(d) of the Code) would own capital stock and/or hold outstanding options to purchase shares possessing five percent or more of the total combined voting power or value of all classes of the capital stock of the Company or of any Subsidiary, or (ii) to the extent that his or her rights to purchase stock under all employee stock purchase plans (described in Section 423 of the Code) of the Company and its Subsidiaries accrue (i.e., become exercisable) at a rate which exceeds $25,000 worth of stock (determined using the Fair Market Value of the shares at the time each such option is granted) in any calendar year.

4. OFFERING PERIODS. The Plan shall be implemented by consecutive, overlapping Offering Periods with a new Offering Period commencing on May 15 and November 15 each year, or on such other date as the Board shall determine, and continuing thereafter until terminated in accordance with Section 20 hereof, except as set forth in this Section 4. The Board shall have the power to change the duration of Offering Periods (including the commencement dates thereof) with respect to future offerings without stockholder approval, if such change is announced prior to the scheduled beginning of the first Offering Period to be affected.

5. PARTICIPATION. An eligible Employee may become a participant in the Plan by enrolling in the manner prescribed by the Company’s Stock Administration office during an open enrollment period or such other period as may be provided by the Company’s Stock Administration office.  An Employee’s participation will begin in the first Offering Period after the Employee’s enrollment is processed by the Company’s Stock Administration office.

6. PAYROLL DEDUCTIONS.

(a) At the time a participant enrolls in the Plan, he or she shall elect to have payroll deductions made on each payday during all subsequent Offering Periods in an amount not exceeding 15%, or such other rate as may be determined from time to time by the Board, of the Compensation which he or she receives on such payday.  Payroll deductions for a participant will commence as soon as administratively practicable after the first Enrollment Date on or after the participant enrolls in the Plan.

(b) Participants may elect payroll deductions only in whole percentages of their Compensation.

(c) All payroll deductions authorized by a participant shall be credited to his or her account under the Plan. A participant may not make any additional payments into such account.

(d) Unless otherwise determined by the Board, a participant may discontinue his or her participation in the Plan as provided in Section 10, or may decrease the rate of his or her payroll deductions (but not below 1%) or may increase (but not above 15%) the rate of his or her payroll deductions in a manner prescribed by the Company’s Stock Administration office. The Board may, in its discretion, limit the number of participation rate changes during any Offering Period. Any change in rate shall be effective as soon as administratively feasible following the Company’s receipt of the new authorization. A participant’s election to participate in the Plan shall remain in effect for successive Offering Periods unless terminated as provided in Section 10.

(e) Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3(b) of the Plan or if the participant’s accumulated payroll deductions during the current Purchase Period exceed the amount required to purchase the maximum number of shares such participant is entitled to purchase in such Purchase Period, a participant’s payroll deductions may be automatically decreased to zero percent at any time during a Purchase Period.

(f) At the time the option is exercised, in whole or in part, or at the time some or all of the Company’s Common Stock issued under the Plan is disposed of, the participant must make adequate provision for the Employer’s federal, state or other tax withholding obligations, if any, which arise on the exercise of the option or the disposition of the Common Stock. At any time the Company or the Employer may, but shall not be obligated to, withhold from the participant’s compensation the amount necessary for the Company or the Employer to meet applicable withholding obligations, including any withholding required to make available to the Company or the Employer any tax deductions or benefits attributable to sale or early disposition of Common Stock by the Employee.

7. GRANT OF OPTION.

(a) On each Enrollment Date of each Offering Period, each eligible Employee participating in such Offering Period shall be granted an option to purchase on each Exercise Date during such Offering Period (at the applicable Purchase Price) up to a number of full shares of the Company’s Common Stock determined by dividing such Employee’s payroll deductions accumulated for that Exercise Date and retained in the Employee’s account as of the Exercise Date by the applicable Purchase Price; provided that in no event shall an Employee be permitted to purchase more than 2,000 shares in any Purchase Period, provided further that such purchase shall be subject to the limitations set forth in Sections 3(b) and 13. The Board may, for future Offering Periods, increase or decrease, in its absolute discretion, the maximum number of shares of the Company’s Common Stock an Employee may purchase during each Purchase Period of such Offering Period. Exercise of the option shall occur as provided in Section 8, unless the participant has withdrawn pursuant to Section 10. The option shall expire on the last day of the Offering Period.

(b) To the extent permitted by any applicable laws, regulations, or stock exchange rules, if the Fair Market Value of the Common Stock on any Exercise Date in an Offering Period is lower than the Fair Market Value of the Common Stock on the Enrollment Date of such Offering Period, then all participants in such Offering Period will be automatically withdrawn from such Offering Period immediately after the exercise of their option on such Exercise Date and automatically re-enrolled in the immediately following Offering Period.

8. EXERCISE OF OPTION.

(a) Unless a participant withdraws from the Plan as provided in Section 10, his or her option for the purchase of shares will be exercised automatically on the Exercise Date, and the participant will purchase the maximum number of full shares subject to the option that can be purchased at the applicable Purchase Price with the accumulated payroll deductions in his or her account. For this purpose, only payroll deductions from payroll dates that are more than three business days before an Exercise Date will be applied to the purchase of shares on that Exercise Date. Payroll deductions from payroll dates that occur on an Exercise Date or within three business days before an Exercise Date will be applied to the purchase of shares on the next following Exercise Date. In any event, no fractional shares will be purchased. Any payroll deductions accumulated in a participant’s account that are not used to purchase shares will be refunded to the participant following the purchase of shares, subject to earlier withdrawal by the participant as provided in Section 10 or unless the Offering Period has been over-subscribed, in which event such amount shall be refunded to the participant. During his or her lifetime, a participant’s option to purchase shares hereunder is exercisable only by the participant.

(b) If the Board determines that, on a given Exercise Date, the number of shares with respect to which options are to be exercised may exceed (i) the number of shares of Common Stock that were available for sale under the Plan on the Enrollment Date of the applicable Offering Period, or (ii) the number of shares available for sale under the Plan on such Exercise Date, the Board may in its sole discretion provide that the Company shall make a pro rata allocation of the shares of Common Stock available for purchase on such Enrollment Date or Exercise Date, as applicable, in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all participants exercising options to purchase Common Stock on such Exercise Date, and (x) continue all Offering Periods then in effect, or (y) terminate any or all Offering Periods then in effect pursuant to Section 20. The Company may make pro rata allocation of the shares available on the Enrollment Date of any applicable Offering Period pursuant to the preceding sentence, notwithstanding any authorization of additional shares for issuance under the Plan by the Company’s stockholders subsequent to such Enrollment Date.

9. DELIVERY. As promptly as practicable after each Exercise Date on which a purchase of shares occurs, the Company shall arrange for the shares purchased upon exercise of a participant’s option to be electronically credited to the participant’s brokerage account at the securities brokerage firm designated by the Company’s Stock Administration office.

10. WITHDRAWAL; TERMINATION OF EMPLOYMENT.

(a) A participant may withdraw all, but not less than all, the payroll deductions credited to his or her account and not yet used to exercise his or her option under the Plan by withdrawing from the Plan in a manner prescribed by the Company’s Stock Administration office. After the participant’s withdrawal has become effective, all of the participant’s payroll deductions credited to his or her account will be paid to the participant no later than the second payroll after the withdrawal becomes effective, his or her option for the current Offering Period will be automatically canceled, and, as soon as administratively practicable, no further payroll deductions for the purchase of shares will be made during such Offering Period. If a participant withdraws from the Plan, the Employee must re-enroll in the Plan in accordance with Section 5 in order to participate again.

(b) A participant’s withdrawal from the Plan will not have any effect upon his or her eligibility to participate in any Offering Period which begins after such withdrawal.

11. TERMINATION OF EMPLOYMENT; TRANSFER OF EMPLOYMENT.

(a) Upon a participant’s ceasing to be an Employee for any reason, including retirement or death, he or she will be deemed to have elected to withdraw from the Plan under Section 10 and the contributions accumulated in his or her account during the Offering Period but not yet used to exercise the option will be returned to him or her as soon as practicable after such termination or, in the case of death, to the person or persons entitled thereto under Section 15, and his or her option will be automatically terminated.

(b) In the event that an Employee of a Designated Non-U.S. Affiliate for purposes of a Sub-Plan and who is a participant in that Sub-Plan is transferred and becomes an Employee of the Company or a Designated Subsidiary that is not a Designated Non-U.S. Affiliate during an Offering Period under that Sub-Plan, such individual shall continue to be eligible to participate in that Sub-Plan for the duration of that Offering Period subject to the terms and conditions of that Sub-Plan.

(c) In the event that an Employee of the Company or a Designated Subsidiary that is not a Designated Non-U.S. Affiliate for purposes of a Sub-Plan and who is a participant in the Code Section 423(b) Component is transferred and becomes an Employee of a Designated Non-U.S. Affiliate during an Offering Period in effect under the Code Section 423(b) Component, such individual shall continue to be eligible to participate in the Code Section 423(b) Component for the duration of that Offering Period subject to the terms and conditions of the Code Section 423(b) Component.

12. INTEREST. No interest shall accrue on the payroll deductions of a participant in the Plan.

13. STOCK.

(a) Subject to adjustment upon changes in capitalization of the Company as provided in Section 19, the maximum number of shares of the Company’s Common Stock which shall be available for sale under the Plan after May 14, 2013 shall be 30,000,000.

(b) A participant will have no interest or voting rights in shares covered by his or her option until such option has been exercised and the purchased shares deposited in the participant’s account.

14. ADMINISTRATION.

(a) The Plan shall be administered by the Board.  The Board may delegate some or all of its duties, rights, and authority under the Plan to a committee of members of the Board or to employees of the Company. The Board or its delegate shall have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to determine eligibility and to adjudicate all disputed claims filed under the Plan. Every finding, decision and determination made by the Board or its delegate shall, to the full extent permitted by law, be final and binding upon all parties.

(b) The Board or its delegate may adopt rules, procedures and/or sub-plans in accordance with the provisions of Section 25 designed for the purpose of satisfying applicable non-U.S. laws or to achieve desired tax or other objectives in particular locations outside the United States.  Unless otherwise determined by the Board, the Employees eligible to participate in each such sub-plan will participate in a separate Offering.  Such sub-plans may, but in the discretion of the Board need not, qualify as an “employee stock purchase plan” under Section 423 of the Code.

15. PAYMENTS IN THE EVENT OF DEATH. In the event of the death of a participant, the Company shall deliver any cash in the participant’s account under the Plan to the executor or administrator of the estate of the participant; or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may reasonably determine.

16. TRANSFERABILITY. Neither payroll deductions credited to a participant’s account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than as provided in Section 15 hereof) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw from the Plan in accordance with Section 10.

17. USE OF FUNDS. All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

18. REPORTS. Individual accounts will be maintained for each participant in the Plan. Statements of account will be made available to participating Employees at least annually, and will set forth the amounts of payroll deductions, the Purchase Price, the number of shares purchased and the remaining cash balance to be refunded, if any.

19. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION.

(a) Changes in Capitalization. Subject to any required action by the stockholders of the Company, the Reserves, the maximum number of shares each participant may purchase each Purchase Period (under Section 7), as well as the price per share and the number of shares of Common Stock covered by each option under the Plan that has not yet been exercised, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company or if the Company effects one or more reorganizations, recapitalizations, or rights offerings; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to option.

(b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Offering Period then in progress will be shortened by setting a new Exercise Date (the “New Exercise Date”), and shall terminate immediately prior to the consummation of such proposed dissolution or liquidation, unless otherwise provided by the Board. The New Exercise Date shall be before the date of the Company’s proposed dissolution or liquidation. The Company shall notify each participant in writing or electronically (which notice may be in the form of a notice on the Company’s Intranet or notice to any e-mail or postal address maintained by the Company’s Stock Administration office for the participant) at least ten business days prior to the New Exercise Date, that the Exercise Date for the participant’s option has been changed to the New Exercise Date and that the participant’s option shall be exercised automatically on the New Exercise Date, unless prior to such date the participant has withdrawn from the Plan pursuant to Section 10.

(c) Merger or Change in Control. In the event of a merger or Change in Control, each option under the Plan shall be assumed or an equivalent option shall be substituted by the successor corporation or a parent or Subsidiary of the successor corporation. If the successor corporation refuses to assume or substitute for the option, any Purchase Periods then in progress shall be shortened by setting a new Exercise Date (the “New Exercise Date”) and any Offering Periods then in progress shall end on the New Exercise Date. The New Exercise Date shall be before the date of the Company’s proposed sale or merger. The Company shall notify each participant in writing or electronically (which notice may be in the form of a notice on the Company’s Intranet or notice to any e-mail or postal address maintained by the Company’s Stock Administration office for the participant) prior to the New Exercise Date, that the Exercise Date for the participant’s option has been changed to the New Exercise Date and that each participant’s option will be exercised automatically on the New Exercise Date, unless prior to such date the participant has withdrawn from the Plan pursuant to Section 10.

20. AMENDMENT OR TERMINATION.

(a) The Board may at any time and for any reason terminate or amend the Plan.  Except as provided in Section 19 and this Section 20, no such amendment will adversely affect options previously granted, provided, however, that an Offering Period may be terminated by the Board on any Exercise Date if the Board determines that the termination of the Offering Period or the Plan is in the best interests of the Company and its stockholders.  In addition, if the Plan is terminated, the Board, in its discretion, may elect to terminate all outstanding Offering Periods either immediately or upon completion of the purchase of shares of Common Stock on the next Exercise Date (which may be sooner than originally scheduled, if determined by the Board in its discretion), or may elect to permit Offering Periods to expire in accordance with their terms (and subject to any adjustment pursuant to Section 19).  If the Offering Periods are terminated prior to expiration, all amounts then credited to participants’ accounts which are not used to purchase shares of Common Stock will be returned to the participants as soon as administratively practicable.  Except as provided in Section 19 and this Section 20, no amendment may make any change in any option theretofore granted which adversely affects the rights of any participant. To the extent necessary to comply with Section 423 of the Code (or any successor rule or provision or any other applicable law, regulation or stock exchange rule), the Company shall obtain stockholder approval in such a manner and to such a degree as required prior to the effectiveness of any amendment.

(b) Without stockholder consent and without regard to whether any participant rights may be considered to have been “adversely affected,” the Board shall be entitled to change the Offering Periods and/or Purchase Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each participant properly correspond with amounts withheld from the participant’s Compensation and establish such other limitations or procedures as the Board determines in its sole discretion advisable which are consistent with the Plan.

(c) In the event the Board determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Board may, in its discretion and, to the extent necessary or desirable, modify, amend or terminate the Plan to reduce or eliminate such accounting consequence including, but not limited to:

(i)	amending the Plan to conform with the safe harbor definition under the Financial Accounting Standards Board Accounting Standards

Codification Topic 718, including with respect to an Offering Period underway at the time;

(ii)	altering the Purchase Price for any Offering Period including an Offering Period underway at the time of the change in Purchase Price;

(iii)	shortening any Offering Period so that the Offering Period ends on a new Exercise Date, including an Offering Period underway at the time of the Board action;

(iv)	reducing the maximum percentage of Compensation a participant may elect to set aside as payroll deductions; and

(v)	reducing the maximum number of Shares a participant may purchase during any Offering Period.

Such modifications or amendments shall not require stockholder approval or the consent of any Plan participants.

21. NOTICES. All notices or other communications by a participant to the Company in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof. Notices given by means of the Company’s intranet, e-mail, or similar system will be deemed to be written notices under the Plan.

22. CONDITIONS UPON ISSUANCE OF SHARES.

(a) Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, the Securities Exchange Act of 1934, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

(b) As a condition to the exercise of an option, if required by applicable securities laws, the Company may require the participant for whose account the option is being exercised to represent and warrant at the time of such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

23. TERM OF PLAN. The Plan shall continue in effect until May 14, 2023, unless sooner terminated under Section 20.

24. EMPLOYMENT RELATIONSHIP. Nothing in the Plan shall be construed as creating a contract for employment for any period or shall interfere with or limit in any way the right of the Company or of any Subsidiary to terminate any participant’s employment relationship at any time, with or without cause, nor confer upon any participant any right to continue in the employ of the Company or any Subsidiary.

25. RULES FOR NON-U.S. JURISDICTIONS.

(a) Notwithstanding any provision to the contrary in the Plan, the Board may adopt such rules, procedures and/or sub-plans relating to the operation and administration of the Plan as it deems necessary or desirable to accommodate the specific requirements of local laws or procedures in jurisdictions outside of the United States and/or to enable participants to be eligible for favorable tax treatment in jurisdictions outside of the United States.  Without limiting the generality of the foregoing, the Board  is specifically authorized to adopt rules and procedures regarding eligibility to participate, the definition of Compensation, handling of payroll deductions, making of contributions to the Plan in forms other than payroll deductions, establishment of bank or trust accounts to hold payroll deductions, payment of interest, conversion of local currency, obligations or agreements to pay payroll, social insurance, fringe benefit or other taxes, withholding procedures and handling of stock certificates which vary by jurisdiction.

(b) The Board may also adopt rules, procedures and/or sub-plans applicable to particular Employers, which sub-plans may be designed to be outside the scope of Section 423 of the Code.  The rules of such sub-plans may take precedence over other provisions of this Plan, with the exception of Sections 13(a) and 20, and the 27-month maximum Offering Period limitation provided under Section 2(p), but unless otherwise superseded by the terms of such sub-plan, the provisions of this Plan shall govern the operation of such sub-plan.  To the extent inconsistent with the requirements of Section 423 of the Code, the purchase of shares under such sub-plans shall not be considered to comply with Section 423 of the Code.

26. GOVERNING LAW. The Plan shall be construed in accordance with and governed by the laws of the State of Delaware.